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                                                              Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Benton Oil and Gas Company on Form S-8 of our report dated March 20, 1996, appearing in the Annual Report on Form 10-K of Benton Oil and Gas Company for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
Los Angeles, California

January 10, 1997